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Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

        As an independent registered public accounting firm, we hereby consent to the incorporation of our report included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, into this Form S-8 Registration Statement.

/s/ Daesung Accounting Corporation

Correspondent Firm of
GRANT THORNTON International

August 2, 2004

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Consent of Independent Registered Public Accounting Firm